                                                                EXHIBIT 2(a)

                     EXCHANGE AGREEMENT AND PLAN OF MERGER

                      MEDICAL COMPOSITE TECHNOLOGY, INC.
          CERTAIN STOCKHOLDERS OF MEDICAL COMPOSITE TECHNOLOGY, INC.
                     EVEREST & JENNINGS INTERNATIONAL LTD.
                        BIL (FAR EAST HOLDINGS) LIMITED
                                      AND
                             MCT ACQUISITION CORP.

                               OCTOBER 23, 1993





















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

                              TABLE OF CONTENTS


                                                                  Page
                                                                  ----
1.  MERGER...........................................................1
    1.1  Merger......................................................1
    1.2  Submission to MCT Stockholders...............................1
    1.3  Closing.....................................................2
    1.4  Effective Date..............................................2
    1.5  Articles of Incorporation; Bylaws...........................2
    1.6  Directors...................................................2
    1.7  Officers....................................................2
    1.8  Tax Consequences............................................2

2.  CONVERSION OF OUTSTANDING SHARES.................................2
    2.1  Recapitalization............................................2
    2.2  Conversion of MCT Capital Stock and Vested Options..........2
    2.3  Options.....................................................3
    2.4  Anti-Dilution Protection....................................3
    2.5  Issuance of Additional Shares...............................4
    2.6  Exchange Procedures.........................................4
    2.7  Dissenting Shares...........................................4
    2.8  Treasury Shares.............................................5

3.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MCT................5
    3.1  Organization and Good Standing..............................5
    3.2  Subsidiaries................................................5
    3.3  Capitalization of MCT ......................................5
    3.4  Authority Relative to Agreements............................6
    3.5  Financial Statements........................................6
    3.6  Conduct of Business.........................................7
    3.7  Taxes.......................................................8
    3.8  Litigation..................................................8
    3.9  Compliance with Law.........................................8
    3.10 Compliance with Environmental Laws..........................9
    3.11 No Conflicts................................................9
    3.12 Governmental Consents......................................10
    3.13 Title of Properties; Absence of Liens and
         Encumbrances; Condition of Equipment.......................10
    3.14 Intellectual Property......................................11
    3.15 Material Agreements........................................11
    3.16 Model LX Wheelchair........................................12
    3.17 Insurance..................................................12
    3.18 Employees..................................................12
    3.19 Employee Plans.............................................12
    3.20 Broker's Fees..............................................13
    3.21 Accounts Receivable........................................13


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
                              TABLE OF CONTENTS
                                 (CONTINUED)


                                                                Page
                                                                ----

    3.22 Product Warranty Matters.................................13
    3.23 Full Disclosure..........................................13

4.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF E&J AND SUB.....13
    4.1  Organization and Good Standing...........................14
    4.2  Capitalization...........................................14
    4.3  SEC Filings..............................................14
    4.4  Absence of Material Adverse Changes......................15
    4.5  Authority Relative to Agreements.........................15
    4.6  No Conflicts.............................................15
    4.7  Compliance with Law......................................15
    4.8  Broker's Fees............................................16
    4.9  Full Disclosure..........................................16

5.  COVENANTS.....................................................16
    5.1  Affirmative Covenants of MCT.............................16
    5.2  Negative Covenants of MCT................................17
    5.3  No Solicitation..........................................17
    5.4  Exhibits and Schedules...................................17
    5.5  Filings; Consents; Removal of Objections.................18
    5.6  Further Assurances; Cooperation; Notification............18
    5.7  Public Announcements.....................................18
    5.8  Working Capital..........................................18
    5.9  Securities Filings.......................................19
    5.10 Assumption of Options....................................19
    5.11 California Securities Law................................19
    5.12 Recapitalization.........................................19
    5.13 Registration Rights......................................19
    5.14 Listing of Exchange Shares...............................19
    5.15 Assumption of Liabilities................................20

6.  CONDITIONS PRECEDENT..........................................20
    6.1  Conditions to Each Party's Obligations to Effect
         the Merger ..............................................20
    6.2  Conditions to E&J's and Sub's Obligation to Effect
         the Merger...............................................20
    6.3  Conditions to MCT's and the MCT Management Stockholders
         Obligation to Effect the Merger..........................22

7.  TERMINATION, AMENDMENT AND WAIVER.............................23
    7.1  Termination and Abandonment..............................23



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
                              TABLE OF CONTENTS
                                 (CONTINUED)


                                                              Page
                                                              ----

    7.2  Prompt Notice..........................................23
    7.4  Amendment..............................................24
    7.5  Extension; Waiver......................................24

8.  SURVIVAL; INDEMNIFICATION...................................25
    8.1  Survival of Representations and Warranties.............25
    8.2  Indemnity..............................................25
    8.3  Limitation or Indemnification..........................26
    8.4  BIL Guaranty...........................................26
    8.5  Third Party Claims.....................................26

9.  GENERAL PROVISIONS..........................................27
    9.1  Notices................................................27
    9.2  Interpretation.........................................28
    9.3  Counterparts...........................................28
    9.4  Miscellaneous..........................................28
    9.5  Governing Law..........................................29
    9.6  Expenses...............................................29
    9.7  Attorneys' Fees........................................29
    9.8  Assignability..........................................29

EXHIBITS

A          List of MCT Management Stockholders
B          Agreement of Merger
1.6        Board of Directors of the Surviving Corporation
1.7        Officers of the Surviving Corporation
2.1        Plan of Recapitalization
2.2        Plan of Distribution to MCT Stockholders and Bridge Loan Holders
2.3        List of MCT Options
3          MCT Disclosure Schedule
4          E&J Disclosure Schedule
6.2(c)     Opinion of Cooley Godward Castro Huddleson & Tatum
6.2(d)A    List of Employees
6.2(d)B    Form of Employment Agreement
6.3(e)     Stockholders' Agreement
6.3(f)     Opinion of Joseph A. Newcomb, Esq.

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
                    EXCHANGE AGREEMENT AND PLAN OF MERGER


        This Exchange Agreement and Plan of Merger ('Exchange Agreement') is made and entered into as of the 23rd day of October, 1993 by and among MEDICAL COMPOSITE TECHNOLOGY, INC., a California corporation ('MCT'), those certain stockholders of MCT whose names are set forth on Exhibit A attached hereto (collectively, the 'MCT Management Stockholders'), EVEREST & JENNINGS INTERNATIONAL LTD., a Delaware corporation ('E&J'), BIL (FAR EAST HOLDINGS) LIMITED, a Hong Kong corporation ('BIL') and MCT ACQUISITION CORP., a
Missouri corporation and a wholly-owned subsidiary of E&J ('Sub');

        WHEREAS, the Board of Directors of MCT, E&J and Sub have approved the proposed statutory merger (the 'Merger') of MCT with and into Sub in accordance with the California General Corporation Law (the 'California Corporation Law') and Missouri General and Business Corporation Law (the 'Missouri Corporation Law') and the Agreement of Merger in the form attached hereto as Exhibit B (the 'Merger Agreement'); and

        WHEREAS, MCT, the MCT Management Stockholders, E&J and Sub desire to make certain representations, warranties and agreements in connection with the Merger, and also desire to prescribe various conditions precedent to the Merger;

        NOW, THEREFORE, in consideration of the promises and the representations, warranties and agreements herein contained, the parties agree as follows:

1.   MERGER

       1.1 MERGER. On the Effective Date (as hereinafter defined), MCT shall be merged with and into Sub in a statutory merger pursuant to the terms and conditions of this Exchange Agreement and the Merger Agreement, in accordance with the California Corporation Law and Missouri Corporation Law. On and after the Effective Date, the separate existence and corporate organization of MCT shall cease. Sub shall be the corporation surviving the Merger and wholly-owned subsidiary of E&J (the 'Surviving Corporation') and shall succeed to and possess all the properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts (except as set forth herein), liabilities, obligations, restrictions, disabilities, penalties and duties of MCT and Sub, all without further act or deed.

       1.2 SUBMISSION TO MCT STOCKHOLDERS. MCT shall duly call, give notice of, convene and hold a meeting of stockholders to consider and vote upon the approval of this Exchange Agreement, the Merger Agreement and the Merger, all in accordance with the provisions of the California Corporation Law, as soon as practicable after E&J receives a permit from the California Commissioner of Corporations (the 'Commissioner') after a fairness hearing pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968, as amended (the 'California Securities Law'), allowing MCT to solicit stockholder approval of the Exchange Agreement, the Merger Agreement and the Merger.

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
     1.3 CLOSING. The transactions contemplated by this Exchange Agreement shall be consummated at a closing (the 'Closing') which will take place at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, Fourth Floor, Palo Alto, California five days after the date on which the conditions to the Closing specified in Section 6 hereof have been satisfied. Notwithstanding the foregoing, the Closing may take place at such other place, time or date as may be agreed upon in writing by MCT, E&J and Sub. The date of the Closing is referred to herein as the 'Closing Date.'

     1.4 EFFECTIVE DATE. If (a) this Exchange Agreement is duly approved by the stockholders of MCT and (b) all of the conditions precedent to the Merger set forth herein have either been fulfilled or waived by the appropriate party in writing, then the Merger Agreement shall be executed and filed in the offices of the California Secretary of State and Missouri Secretary of State. The Merger shall become effective when the Merger Agreement is filed with the California Secretary of State and Missouri Secretary of State. The time and date on which the Merger shall become effective is referred to herein as the 'Effective Date.'

     1.5 ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation and Bylaws of Sub at the Effective Date shall become the Articles of Incorporation and Bylaws of the Surviving Corporation.

     1.6 DIRECTORS. Upon the Effective Date, the Board of Directors of the Surviving Corporation shall consist of the persons identified in Exhibit 1.6 hereto.

     1.7 OFFICERS. Upon the Effective Date, the officers of the Surviving Corporation shall be the persons identified in Exhibit 1.7 hereto.

     1.8 TAX CONSEQUENCES. For federal income tax purposes, the parties intend that the Merger shall be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the 'Code').

2.  CONVERSION OF OUTSTANDING SHARES.

     2.1 RECAPITALIZATION. E&J will submit for approval of its stockholders a recapitalization plan (the 'Recapitalization') of its outstanding debt and capital stock as more fully described in Exhibit 2.1 hereto. The date of the consummation of the Recapitalization is referred to herein as the 'Recapitalization Date.'

     2.2 CONVERSION OF MCT CAPITAL STOCK AND VESTED OPTIONS. As of the Effective Date, the outstanding shares of Common Stock and Preferred Stock of MCT and the shares of Common Stock of MCT issuable upon the exercise of each outstanding option to purchase shares of Common Stock of MCT to the extent that each such option is vested (collectively, the 'MCT Shares') (other than those shares of MCT Shares held by stockholders who properly exercise any dissenters' rights available under the California Corporation Law (the 'Dissenting Shares'), shall be converted, by virtue of the Merger and without any action on the part of the holders thereof, into and represent the right to receive 8,000,000 shares of Common Stock of E&J (less that number of shares of Common Stock of E&J into which the Dissenting Shares would have


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
been converted into) (the 'Exchange Shares'), assuming that E&J shall have not more than 104,000,000 shares of Common Stock outstanding, after the consummation of the Recapitalization, the issuance of the Exchange Shares, the granting of options to the new Chief Executive Officer and other E&J and MCT employees and assuming the exercise of all outstanding rights, options and warrants to purchase securities of E&J and the conversion of all convertible securities of E&J (the 'Outstanding E&J Shares'). If the number of
Outstanding E&J Shares is greater than 104,000,000, E&J shall issue to the holders of MCT Shares that number of additional shares of Common Stock of E&J such that the holders of MCT Shares shall own 7.7% (or, if there are Dissenting Shares, such lower percentage which the number of Exchange Shares represents out of 104,000,000 less the number of shares of Common Stock of E&J not issued in exchange for Dissenting Shares) of the Outstanding E&J Shares (such additional shares shall be included in the definition of 'Exchange Shares' for all purposes herein). Each holder of MCT Shares (an 'MCT Stockholder' and collectively, the 'MCT Stockholders') shall be entitled to receive such number of Exchange Shares as is determined pursuant to Exhibit 2.2.

        2.3 OPTIONS. On the Effective Date, each outstanding option to purchase shares of Common Stock of MCT will be assumed by E&J (the 'Assumed Options'); provided that (i) to the extent that Assumed Options are vested on the Effective Date, the shares of E&J capital stock issuable upon exercise of the Assumed Options will be Exchange Shares and (ii) to the extent that the Assumed Options are unvested on the Effective Date, the shares of E&J capital stock issuable upon exercise of the Assumed Options will be issued by E&J in addition to the Exchange Shares. Exhibit 2.3 sets forth a list of outstanding options to purchase shares of Common Stock of MCT as of the date hereof. Each Assumed Option will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such option at the Effective Date, such number of shares of Common Stock of MCT subject to such Assumed Option multiplied by the Exchange Ratio, as set forth in Exhibit 2.2 (with any fractions rounded down to the whole number). The exercise price per share of each such Assumed Option shall be equal to the exercise price of such Assumed Option immediately prior to the Effective Date, divided by the applicable Exchange Ratio.

     2.4 ANTI-DILUTION PROTECTION. For a period of two years following the Effective Date, if E&J issues additional shares of capital stock of E&J, any securities convertible into shares of capital stock of E&J or any rights, options or warrants to purchase capital stock of E&J (each a 'Dilutive Issuance'), except for the issuance of additional shares of capital stock of E&J issued in an Acquisition Transaction (as defined herein) or pursuant to a dividend to holders of Common Stock of E&J, then E&J shall, on the date of the Dilutive Issuance, issue to the MCT Stockholders, without payment of any additional consideration by the MCT Stockholders, that number of shares of Common Stock of E&J (the 'Additional Shares') such that the percentage of the outstanding shares of capital stock of E&J held by the MCT Stockholders (assuming the exercise of all issued and outstanding rights, options and warrants to purchase capital stock or convertible securities of E&J and the conversion of all outstanding securities of E&J) immediately after such issuance will be equal to the percentage of the outstanding shares of capital stock of E&J held by the MCT Stockholders immediately prior to such Dilutive Issuance (assuming the exercise of all outstanding rights, options and warrants to

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
purchase capital stock or convertible securities of E&J and the conversion of all convertible securities of E&J). Each MCT Stockholder shall be entitled to receive such number of Additional Shares as is determined pursuant to
Exhibit 2.2. As used herein, the term 'Acquisition Transaction' shall mean the acquisition by E&J of the business or all or substantially all of the assets of another entity, in exchange for shares of capital stock of E&J representing the fair market value of such business or assets acquired, pursuant to a bona fide merger, consolidation, acquisition or similar transaction.

     2.5 ISSUANCE OF ADDITIONAL SHARES. On the date of each Dilutive Issuance, E&J shall issue the Additional Shares to the MCT Stockholders pro rata based upon the number of Exchange Shares received by each MCT Stockholder pursuant to
Exhibit 2.2.

     2.6 EXCHANGE PROCEDURES. As soon a practicable after the Effective Date, the Exchange Agent will send to each MCT Stockholder a letter of transmittal with instructions on how to exchange such MCT Stockholder's stock certificate(s) for a certificate representing such MCT Stockholder's Exchange Shares. In case of lost certificates, the exchange will be made upon delivery of a lost certificate indemnity agreement or such other security or undertaking as may be reasonably acceptable to E&J. If the Exchange Agent is request to issue Exchange Shares to a person other than the person in whose name the MCT stock certificate is registered, a condition of issuance will be that the certificate be properly endorsed in blank or otherwise in proper form for transfer and the holder shall pay, or give proof of payment, of any transfer fee or tax which may be applicable. Six months after the Exchange Shares are delivered to the Exchange Agent, the Exchange Agent will return to E&J any Exchange Shares it continues to hold; provided, however, that E&J shall continue to be obligated to exchange the Exchange Shares for MCT Shares in accordance with the terms of this Exchange Agreement and the Trust Agreement to any unpaid MCT Stockholder except to the extent prohibited by applicable law.

     2.7  DISSENTING SHARES.

          (a) Holders of Dissenting Shares who have complied with all requirements for perfecting the rights of dissenting stockholders as set forth in Section 1300 et. seq. of the California Corporation Law (the 'Dissenting Stockholders'), shall be entitled to their rights under the California Corporation Law, as may be agreed to by such Dissenting Stockholder and E&J or as finally determined by a court of competent jurisdiction.

          (b) Notwithstanding any other provision of this Exchange Agreement, any Dissenting Share shall not be converted pursuant to Section 2.2 into a right to receive Exchange Shares. Dissenting Stockholders shall no longer be entitled to any rights of a stockholder of MCT, including but not limited to, the right to receive notice of meetings, to vote at any stockholders' meetings, or to receive dividends, and shall only be entitled to such rights of appraisal and payment as are provided by California law.

          (c) MCT shall give E&J prompt notice of any demands it receives from Dissenting Stockholders. MCT shall not, unless otherwise required by law, without the prior written consent of E&J, voluntarily make any offer of settlement or payment to any Dissenting Stockholder.

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
          (d) To the extent permitted by law, should any Dissenting Stockholder withdraw or lose his or her rights to appraisal prior to the Effective Date, then such holder's shares shall automatically be converted into the right to receive Exchange Shares as set forth in Section 2.2.

     2.8 TREASURY SHARES. Any MCT Shares owned or held as of the Closing Date by MCT as treasury stock shall be canceled as of the Closing Date and shall not be exchanged for Exchange Shares.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MCT AND THE MCT MANAGEMENT STOCKHOLDERS.

          In order to induce E&J and Sub to enter into this Exchange Agreement, MCT represents, warrants and agrees and the MCT Management Stockholders, each of his, her or its knowledge, represent, warrant and agree that except as and to the extent expressly disclosed herein or in the disclosure schedule attached hereto as Exhibit 3 (the 'MCT Disclosure Schedule'), as of the date hereof:

     3.1  ORGANIZATION AND GOOD STANDING.

          (a) MCT is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has corporate power to carry on its business as it is now being conducted and is not required to qualify as a foreign corporation to do business in any jurisdiction in the United States.

          (b) MCT has delivered or made available to E&J or its counsel true and complete copies of its Articles of Incorporation and Bylaws, as in effect on the date hereof, minutes of all its directors' and stockholders' meetings, and stock books correctly setting forth the record ownership of all outstanding shares of the capital stock of MCT.

     3.2 SUBSIDIARIES. MCT does not now have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

     3.3 CAPITALIZATION OF MCT. The authorized capital stock of MCT consists of 10,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value, of which 340,000 shares have been designated as Series A Preferred Stock, 1,520,674 have been designated as Series B Preferred Stock, and 1,076,923 shares have been designated as Series C Preferred Stock. As of the date of this Exchange Agreement, 786,097 shares of Common Stock, 340,000 shares of Series A Preferred Stock, 1,520,674 shares of Series B Preferred Stock, and 769,229 shares of Series C Preferred Stock were issued and outstanding. Each share of Preferred Stock of MCT is currently convertible into one share of Common Stock of MCT. All of such outstanding shares of Common Stock and Preferred Stock of MCT have been duly authorized, are validly issued, fully paid and nonassessable and free of all preemptive rights. MCT has delivered to E&J a true and complete list of the record holders

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
of its outstanding shares. As of the date hereof, MCT has issued outstanding options to purchase 458,525 shares of Common Stock of MCT, of which 128,906 will be unvested as of October 31, 1993. Except as contemplated by this Exchange Agreement and except for the above listed shares issuable upon conversion of the Preferred Stock of MCT, for the shares of Common Stock of MCT issuable upon exercise of the above listed options, for the 10,000 shares of Series B Preferred Stock and 111,527 shares of Series C Preferred Stock of MCT issuable upon exercise of outstanding warrants and for shares of Series C Preferred Stock issuable upon the conversion of outstanding secured convertible promissory notes of MCT in the aggregate principal amount of $1,450,000, there are no options, warrants, calls, rights, commitments or agreements of any character to which MCT is a party or by which it is bound obligating MCT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of MCT or obligating MCT to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the Closing Date, all of the MCT Shares will be free and clear of all pledges, security interests, liens, charges or encumbrances or any nature whatsoever.

     3.4 AUTHORITY RELATIVE TO AGREEMENTS. MCT has the corporate power and authority and the MCT Management Stockholders have the requisite power and authority to enter into and deliver this Exchange Agreement and the Merger Agreement and, subject to approval of this Exchange Agreement and the Merger Agreement by the stockholders of MCT, to carry out its and their obligations hereunder and under the Merger Agreement. The execution and delivery of this Exchange Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and by the Merger Agreement have been duly authorized by its Board of Directors and, except for the approval of its stockholders, no other corporate proceeding on the part of MCT is necessary to authorize this Exchange Agreement, the Merger Agreement and the transactions contemplated hereby and by the Merger Agreement. This Exchange Agreement is, and the Merger Agreement will be, when executed and delivered, valid and binding obligations of MCT and the MCT Management Stockholders enforceable against MCT and the MCT Management Stockholders in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.5  FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

          (a) MCT has delivered copies of the following financial statements to E&J: (i) the audited balance sheet of MCT at December 31, 1992 and 1991 and the statements of income, stockholders' equity and changes in cash flows for the years then ended, in each case including the notes thereto and the related audit report of Coopers & Lybrand, independent certified public accountants, and (ii) the unaudited balance sheets of MCT at August 31, 1993 and the unaudited statement of operations for the eight months then ended (the financial statements referred to in this Section 3.5(a) are hereinafter collectively referred to as the 'MCT Financial Statements').

          (b) The MCT Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles

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
consistently applied throughout the periods indicated, except as otherwise set forth in such financial statements and the notes thereto (except that the unaudited financial statements for the eight months ended August 31, 1993 do not contain the notes necessary to be in accordance with generally accepted accounting principles). The MCT Financial Statements present fairly the financial condition and operating results of MCT as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments.

          (c) MCT has no liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), except such liabilities and obligations (i) which are accrued or reserved against on the MCT Financial Statements or disclosed in the notes thereto or
(ii) which were incurred after August 31, 1993 in the ordinary course of business consistent with past practice.

     3.6 CONDUCT OF BUSINESS. Since August 31, 1993, the business of MCT has been conducted only in the normal and ordinary course and there has been no material adverse change in the financial position, results of operations, general affairs, properties, prospects or business of MCT. Since August 31, 1993, MCT has not:

          (a) Suffered any material adverse change in the business or experienced the occurrence of any event which reasonably could be expected to result in such a material adverse change;

          (b) Suffered any loss, damage, destruction or other casualty which, individually or in the aggregate, materially and adversely affected its business (whether or not covered by insurance) or suffered any loss of employees, independent contractors, customers or other favorable business relationships which, individually or in the aggregate, materially and adversely affected its business;

          (c) Borrowed or agreed to borrow any funds except in the ordinary course of business pursuant to existing line of credit agreements;

          (d) Incurred, assumed or became subject to, whether directly or by way of guarantee or otherwise, any claims, obligations or liabilities which, individually or in the aggregate, are material to the conduct of the business, other than in the ordinary course of business and consistent with past practices;

          (e) Paid, discharged or satisfied any claims, liabilities or obligations, other than to discharge accounts payable reflected in the MCT Financial Statements or the payment, discharge or satisfaction of such claims, liabilities and obligations in the ordinary course of business and consistent with past practices;

          (f) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

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
          (g) Written down the value of any inventory or written off as uncollectible any notes or accounts receivable except in the ordinary course of business and consistent with past practices;

          (h) Canceled or amended any debts, waived any claims or rights or sold, transferred or otherwise disposed of any properties or assets, other than dispositions of inventory in the ordinary course of business and consistent with past practices;

          (i) Licensed, sold, transferred, pledged, modified, disclosed, disposed of or permitted to lapse any right to the use of any industrial and intellectual property rights, except in the ordinary course of business and consistent with past practices;

          (j) Increased direct compensation payable to or become payable by MCT to any officer, employee, agent or consultant, other than routine increases made in the ordinary course of business, or paid any bonus, percentage compensation, service award or other like benefit, granted, made or agreed to for any such officer, employee, agent or consultant, or any welfare, pension, retirement or similar payment or arrangement made or agreed to except in the ordinary course of business and consistent with past practices; or

          (k) Accrued, paid or declared any dividend or made or declared any other distribution with respect to its capital stock or redeemed purchased or otherwise acquired any of its capital stock or paid any interest on the Bridge Loans as defined in Section 5.1(g).

     3.7 TAXES. MCT has duly and timely filed all federal, state and foreign tax returns required to be filed, and has paid, or has made adequate provision to set up and adequate accrual or reserve for the payment of, all taxes, interest and/or penalties required to be paid in respect of the periods for which returns are due, and has established an adequate accrual or reserve for the payment of all income, franchise, property, sales and use, employment or other taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved, and has no liability for taxes, interest and/or penalties in excess of the amount so paid or accruals or reserves so established. MCT is not delinquent in the payment of any tax, assessment or governmental charge and is not delinquent in the filing of any tax returns, and no deficiencies for any tax, assessment or governmental charge have been threatened, claimed, proposed or assessed. No audit or other examination of any tax return of MCT is presently in progress or scheduled.

     3.8 LITIGATION. There is no private or governmental litigation or proceeding or, to the knowledge of MCT or any of the MCT Management Stockholders, any investigation or claim against MCT pending or, to the knowledge of MCT or any of the MCT Management Stockholders, threatened against or affecting MCT or its business, properties or assets. There are no judgments, decrees or orders enjoining MCT in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area which is material to its business.

     3.9 COMPLIANCE WITH LAW. To the knowledge of MCT or any of the MCT Management Stockholders, MCT has complied and is in compliance in all material respects with all laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except for failures to comply which in the aggregate would not have a material adverse effect on the conduct of, or the ability to conduct operations of, or the financial or other condition of, the business or the prospects of MCT.

     3.10  COMPLIANCE WITH ENVIRONMENTAL LAWS.

          (a) There is not now, nor to the knowledge of MCT or any of the MCT Management Stockholders, has there ever been, any disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under properties now or ever leased by or to MCT. There has not been generated by or on behalf of MCT any Hazardous Material. No Hazardous Material has been disposed of or allowed to be disposed of by MCT or its agents or employees on or off any of such properties of MCT which may give rise to a cleanup responsibility, personal injury liability or property damage claim against MCT or MCT being named a potentially responsible party for any such cleanup costs, personal injuries or property damage or create any cause of action by any third party against MCT. For purposes of this Section, the terms 'disposal,' 'release,' and 'threatened release' shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ('CERCLA'), and the term 'Hazardous Material' means any hazardous or toxic substance, material or waste or pollutants, contaminants or asbestos containing material which is or becomes regulated by any authority in any jurisdiction in which MCT leases or has owned or leased real property. The term 'Hazardous Material'includes, without limitation, any material or substance which is (i) defined as a 'hazardous waste' or a 'hazardous substance' under applicable law, (ii) designated as a 'hazardous substance' pursuant to Section 311 of the Federal Water Pollution Control Act, (iii) defined as a 'hazardous waste' pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, or (iv) defined as a 'hazardous substance' pursuant to Section 101 of CERCLA.

          (b) To the knowledge of MCT or any of the MCT Management Stockholders, none of MCT's present or past properties is in violation of any law relating to industrial hygiene or to the environmental conditions on, under or about such properties, including, without limitation, soil and ground water condition, and to the knowledge of MCT or any of the MCT Management Stockholders there are no underground tanks or related piping, conduits or related structures on such properties. During the period that MCT has leased its properties, neither MCT nor to its knowledge or to the knowledge of any of the MCT Management Stockholders any third party has used, generated, manufactured or stored on, under or about such properties or transported to or from such properties any Hazardous Materials.

          (c) During the period of MCT's lease of its properties, there has been no litigation brought or threatened against MCT or any settlements reached by MCT with any third party or third parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties.

     3.11 NO CONFLICTS. Neither the execution, delivery or performance of this Exchange Agreement or the Merger Agreement by MCT and the MCT Management Stockholders, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by MCT and the MCT Management Stockholders with any of the provisions hereof or thereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of MCT, under any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of MCT or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which MCT or any of the MCT Management Stockholders is a party or by which any of them may be bound, or to which any of them or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, etc. which would not, in the aggregate, have a material adverse effect on the business, results of operations, prospects or financial condition of MCT, or (b) subject to compliance with the statutes and regulations referred to in Section 3.12 below, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to MCT or any of the MCT Management Stockholders or any of their respective properties or assets.

     3.12 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a 'Governmental Equity'), is required by or with respect to MCT or the MCT Management Stockholders in connection with the execution and delivery of this Exchange Agreement or the Merger Agreement by MCT and the MCT Management Stockholders or the consummation by MCT or the MCT Management Stockholders of the transactions contemplated hereby and thereby, except for (a) the issuance of a permit qualifying the issuance of the Exchange Shares pursuant to the terms of the Exchange Agreement and the Merger Agreement by the Commissioner in accordance with Section 25121 of the California Securities Law, (b) the holding of a hearing before the Commissioner pursuant to Section 25142 of the California Securities Law in order to qualify for the exception from registration the issuance of the Exchange Shares under Section 3(a)(10) of the Securities Act of 1933, as amended (the 'Securities Act'), (c) the filing of the Merger Agreement with the California Secretary of State, (d) the issuance of a tax clearance certificate with respect to MCT by the Franchise Tax Board of the State of California, (e) such consents, approvals, orders, authorization, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, and (f) such other consents, authorization, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on MCT.

     3.13 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

          (a) MCT owns no real property. Section 3.13 of the MCT Disclosure Schedule sets forth a list of all real property leased by MCT, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental or other fee payable under any such lease. All rentals and other monetary obligations currently due under such leases have been paid. To the knowledge of MCT or any of the MCT Management Stockholders, all such leases are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which MCT has not taken adequate steps to prevent such default from occurring), except where the lack of such default or event of default would not have a material adverse effect on MCT.

          (b) MCT has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets (real, personal and mixed) used in its business, free and clear of any liens, charges, pledges, security interests, or other encumbrances, except as reflected in the MCT Financial Statements or in the MCT Disclosure Schedule.

         (c) Section 3.13 of the MCT Disclosure Schedule sets forth a list of all equipment (the 'Equipment') owned or leased by MCT except equipment with an aggregate value of less than $150,000. The Equipment is, taken as a whole (i) adequate for the conduct of the business of MCT consistent with its past practice and as currently contemplated to be conducted in the future, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, (iv) regularly and properly maintained, and (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

          (d) MCT's inventories reflected on the MCT Financial Statements consist of items of a quality and quantity usable and salable in the ordinary course of business as heretofore conducted by MCT, and are not obsolete, damaged or slow-moving. The inventory is valued on MCT's Financial Statements at reasonable amounts based on the ordinary course of MCT's business during the preceding year and is not subject to any write-down or write-off.

     3.14 INTELLECTUAL PROPERTY. Listed on Section 3.14 of the MCT Disclosure Schedule is all of the patents, trademarks, service marks, trade names, brand names, trade secrets and copyrights used by MCT, including any registrations thereof or applications therefor (the 'Intellectual Property Rights'). To the knowledge of MCT or any of the MCT Management Stockholders, the Intellectual Property Rights are valid and subsisting and are not unenforceable in whole or in part. MCT owns all right, title and interest in and to the Intellectual Property Rights, free of all claims, liens, encumbrances or licenses, including claims or rights of employees, agents, consultants or other parties involved in the creation or development thereof and, to the knowledge of MCT or any of the MCT Management Stockholders, no person or party, other than MCT, has any valid claim of ownership with respect to any of the Intellectual Property Rights. No person or entity has made or, to the knowledge of MCT or any of the MCT Management Stockholders, threatened to make, any claim that the operation of MCT's business is in violation of or infringes upon any rights of any third party, and there is no reason to believe any such claim exists. To the knowledge of MCT or any of the MCT Management Stockholders, no third party is infringing upon or violating any of the Intellectual Property Rights.

     3.15 MATERIAL AGREEMENTS. Section 3.15 of the MCT Disclosure Schedule sets forth a full and complete listing of all material contracts and agreement of every kind or nature by which MCT or any of its assets is bound and which are necessary to the business, including, without limitation, government contracts, loan agreements, servicing agreements, license agreements, employment agreements, contracts with independent agents or contractors, supplier agreements, distributor agreements, banking agreements, joint venture agreements and purchase agreements. All such agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments, to the knowledge of MCT or any of the MCT Management Stockholders, are valid and in full force and effect. Since August 31, 1993, MCT has not materially amended, modified or terminated the terms of the contracts or agreements referred to in the preceding sentence and to the knowledge of MCT or any of the MCT Management Stockholders, MCT is not in default in any material respect nor has any event occurred which would, with the passage of time or the giving of notice or both, constitute a material default by MCT, nor to the knowledge of MCT or any of the MCT Management Stockholders, by any other party to the contracts and agreements referred to in the preceding sentence.

     3.16 MODEL LX WHEELCHAIR. MCT has taken all reasonable and necessary steps to ensure that the Model LX wheelchair will be available for shipment in commercial quantities by April 30, 1994, and to MCT's knowledge, MCT's subcontractors have the ability to and will perform their duties as subcontractors in connection with the tooling and sourcing of parts for its Model LX wheelchair and MCT acknowledges that E&J may rely on the foregoing in connection with the development of its marketing plans.

     3.17 INSURANCE. Section 3.17 of the MCT Disclosure Schedule sets forth a listing of all insurance policies in force with respect to the business, assets, or operations of MCT, with no premium payments past due and no notice of cancellation having been received. To the knowledge of MCT or any of the MCT Management Stockholders, it has been continuously insured against third party liability and loss or damage to property, assets and business since its corporate inception in types and amounts customarily carried by like businesses.

     3.18 EMPLOYEES. Section 3.18 of the MCT Disclosure Schedule sets forth a list of all officers and employees of MCT, along with their annual rate of compensation. To the knowledge of MCT or any of the MCT Management Stockholders, no employee or group of employees has any plans to terminate employment with MCT. MCT is not bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes or labor controversy. MCT or any of the MCT Management Stockholders have no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of MCT. MCT is in compliance in all material respects with all applicable laws and regulations relating to employment or labor matters including, without limitation, any provisions relating to wages, hours, payment of social security or unemployment taxes, discrimination in employment or employment practices, or occupational health and safety standards.

     3.19 EMPLOYEE PLANS. Except as set forth in Section 3.19 of the MCT Disclosure Schedule, MCT is not a party to, does not contribute to nor is obligated to contribute to any pension, retirement, profit sharing, savings, bonus, incentive (other than nonmaterial monetary incentives granted to employees related to work conducted with respect to specific projects), deferred compensation, restricted stock, stock purchase, stock appreciation, phantom stock, group health insurance or group life insurance plan or arrangement, employee welfare benefit plan, severance or termination plan or agreement, retiree medical plan, educational reimbursement or tuition reduction plan, or any other plan or arrangement or obligation related to employee benefits, or any collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization. With respect to each plan, if any, which is subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and any regulations thereunder, MCT has in all material respects prepared in good faith and timely filed all governmental reports and has properly and timely posted or distributed all summaries, notices or reports to employees required to be filed, posted or distributed with respect to such plan and is otherwise in compliance with the applicable provisions of ERISA in all material respects. With respect to any plan subject to ERISA, there has occurred no prohibited transaction, funding deficiency, reportable event, liability to the Pension Benefit Guaranty Corporation, withdrawal liability or breach of any fiduciary duty.

     3.20 BROKER'S FEES. MCT has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Exchange Agreement, provided, however, that MCT shall pay a financial advisory fee to Vector Securities International, which payment shall occur at or immediately prior to the Closing.

     3.21 ACCOUNTS RECEIVABLE. Section 3.21 of the MCT Disclosure Schedule contains a current aging of accounts receivable, as reflected on the MCT Financial Statements. Except as disclosed in the MCT Disclosure Schedule, all of the accounts receivable constitute bona fide claims and indebtedness owing to MCT, arising in the ordinary course of business, and are not subject to any known defenses, setoffs and counterclaims. The accounts receivable are collectible in the amount set forth on the MCT Financial Statements, less applicable reserves established in accordance with past practice.

     3.22 PRODUCT WARRANTY MATTERS. MCT has complied with the Magnuson-Moss Warranty Act, and all applicable state consumer protection laws, in connection with the sale of its products and the product warranties arising out of such sales. Section 3.22 of the MCT Disclosure Schedule sets forth a summary of historical claims asserted against MCT with respect to such product warranties. MCT has honored or otherwise satisfied all such claims having a reasonable basis, in the good faith judgment of MCT or any of the MCT Management Stockholders.

     3.23 FULL DISCLOSURE. No statement contained by MCT in this Exchange Agreement or the Exhibits attached hereto or any written statement or certificate furnished or to be furnished to E&J and Sub pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

4.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF E&J AND SUB.

     E&J and Sub represent and warrant that except as and to the extent expressly disclosed herein or in the disclosure schedule attached hereto as
Exhibit 4 (the 'E&J Disclosure Schedule') as of the date hereof:

     4.1 ORGANIZATION AND GOOD STANDING. Each of E&J and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Missouri, respectively. Each of E&J and Sub has corporate power to carry on its businesses as it is now being conducted and it is duly qualified to do business, and is in good standing, in all jurisdictions and countries in which the character of its business or properties owned or leased makes such qualification necessary and where the failure to so qualify would have a material adverse effect on E&J or Sub, as the case may be.

     4.2 CAPITALIZATION. The authorized capital stock of E&J consists of 20,000,000 shares of Common Stock, $0.01 par value, and 11,000,000 shares of Preferred Stock, $0.01 par value, of which 10,000,000 shares have been designated Class A Common Stock, 10,000,000 shares have been designated Class B Common Stock. As of the date of this Exchange Agreement, 6,846,185 shares of Class A Common Stock, 2,353,427 shares of Class B Common Stock, 6,075,419 shares of Series A Preferred Stock and 786,357 shares of Series B Preferred Stock were issued and outstanding. On the Closing Date, there will be no more than 104,000,000 million shares of capital stock of E&J outstanding, or issuable upon the exercise of all outstanding rights, options and warrants to purchase capital stock or convertible securities of E&J or upon the conversion of all convertible securities of E&J or reserved for issuance. All of such outstanding shares of Common Stock and Preferred Stock of E&J have been duly authorized, are validly issued, fully paid and nonassessable and free of all preemptive rights. The Exchange Shares will be, when issued in accordance with the Exchange Agreement, duly authorized, validly issued, fully paid and nonassessable and free of all preemptive rights.

     4.3 SEC FILINGS. Since January 1, 1990, E&J has filed with the Securities and Exchange Commission all reports, statements registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) ('E&J SEC Filings') that E&J was and is required to file under the Securities Act and the Securities Exchange Act of 1934, as amended (the 'Exchange Act') and E&J is current in all such filings. The E&J SEC Filings did not contain, at the time of filing thereof, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, to the extent required such filings have been appropriately updated to keep the information therein current. Each of the audited and unaudited consolidated financial statements (including related notes and schedules) included in the E&J SEC Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto and except that unaudited statements do not include notes and may be subject to year-end adjustments) and fairly presents the financial position of E&J as at the date thereof and the results of operations and changes in financial position for the periods then ended. E&J upon the specific request of MCT has delivered to MCT copies of all of the E&J SEC Filings.

     4.4 ABSENCE OF MATERIAL ADVERSE CHANGES. Since June 30, 1993, there has not been any material adverse change in the assets, business, financial condition or results of operations of E&J, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

     4.5 AUTHORITY RELATIVE TO AGREEMENTS. E&J and Sub have the corporate power and authority to enter into and deliver this Exchange Agreement, the Merger Agreement and the Stockholders' Agreement (described in Section 6.3(e)) and to carry out their respective obligations hereunder and under the Merger Agreement and the Stockholders' Agreement. The execution and delivery of this Exchange Agreement, the Merger Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and by the Merger Agreement and the Stockholders' Agreement have been duly authorized by E&J's and Sub's Boards of Directors and no other corporate proceedings on the part of E&J or Sub is necessary to authorize this Exchange Agreement, the Merger Agreement and the Stockholders' Agreement and the transactions contemplated hereby and by the Merger Agreement and the Stockholders' Agreement. This Exchange Agreement is, and the Merger Agreement and the Stockholders' Agreement will be, when executed and delivered, valid and binding obligations of E&J and Sub enforceable against E&J and Sub in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditor's rights and by rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.6 NO CONFLICTS. Neither the execution, delivery or performance of this Exchange Agreement, Merger Agreement and the Stockholders' Agreement by E&J and Sub, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by E&J or Sub with any of the provisions hereof or thereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of E&J or Sub, under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of E&J and Sub or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which E&J or Sub is a party or by which E&J or Sub may be bound, or to which E&J or Sub or any of their properties or assets may be subject, except for such violations, conflicts, breaches, defaults, etc. which would not, in the aggregate, have a material adverse effect on the business, results of operations, prospects or financial condition of E&J or Sub, or (b) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to E&J or Sub or any of their properties or assets.

     4.7 COMPLIANCE WITH LAW. To the knowledge of E&J and Sub, each of E&J and Sub has complied and is in compliance in all material respects with all laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except for failures to comply which in the aggregate would not have a material adverse effect on the conduct of, or the ability to conduct operations of, or the financial or other condition of, the business or the prospects of E&J and Sub, respectively.

        4.8 BROKER'S FEES. Except as contemplated herein, E&J and Sub have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Exchange Agreement.

        4.9 FULL DISCLOSURE. No statement contained by E&J and Sub in this Exchange Agreement or the Exhibits attached hereto or any written statement or certificate furnished or to be furnished to MCT pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

5.      COVENANTS.

        5.1 AFFIRMATIVE COVENANTS OF MCT. Subject to the payment to MCT by E&J of the funds for working capital purposes pursuant to Section 5.8 herein, MCT shall from the date hereof until the Closing Date:

                (a)     maintain its corporate existence in good standing;

                (b) maintain the general character of its business and conduct its business in the ordinary and usual course as described in Section 3.6;

                (c) maintain and keep its property in normal working order and condition, reasonable wear and tear excepted;

                (d) maintain insurance on all of its insurable properties to the extent and in the manner heretofore maintained by it;

                (e) except as otherwise requested by E&J, use its best efforts to preserve, until the Closing Date, its business organizations intact, keep available the services of its present officers, employees and sales agents and maintain and preserve the goodwill of customers and others having business relations with it;

                (f) allow E&J and its counsel, accountants, and other representatives to have full access during normal business hours and upon reasonable notice after the date hereof until the Closing Date to conduct a review of all of its properties, books, contracts, commitments and records and furnish to E&J during such period all such documents, copies of documents (certified if required), and information concerning its affairs as E&J may reasonably request including documents listed on the exhibits, provided that E&J will use its best efforts to minimize the interference with MCT's business caused by such review; and

                (g) ensure that the outstanding bridge loans in the principal amount of $1,450,000 and any interest thereon (the "Bridge Loans") will be fully satisfied in exchange for a specified number of Exchange Shares upon the Effective Date as more fully set forth in Exhibit 2.2.

        5.2 NEGATIVE COVENANTS OF MCT. Except as permitted or contemplated by this Exchange Agreement, or as specifically authorized by E&J, MCT agrees to act and proceed from the date hereof until the Closing Date as follows:

                (a) not to amend or otherwise change its Articles of Incorporation except as contemplated by Exhibit 2.2;

                (b) not to issue or sell, or authorize for issuance or sale, any shares of capital stock of any class or grant or make any option, warrant, conversion privilege, contract to sell or purchase right with respect to any shares of its capital stock of any class, except that MCT may issue shares of its capital stock pursuant to the exercise of currently outstanding stock options, warrants and convertible promissory notes;

                (c) not to accrue, pay or declare any dividend or make or declare any other distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock;

                (d) not to increase the compensation of or grant any bonuses to any of its officers, directors or employees, except if previously planned or in the ordinary and customary course of business;

                (e) not to sell or otherwise dispose of any of its assets or properties except in the ordinary course of business and not to amend, extend or terminate any material contract or agreement; or

                (f) not incur, create, assume or guarantee any indebtedness for money borrowed, including capital leases, or make any loans, advances or capital contributions to, or investments in, any person or entity.

        5.3 NO SOLICITATION. MCT shall not, and will use its best efforts to ensure that MCT's employees, Stockholders, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents shall not, from the date hereof until the Closing or the earlier termination of this Exchange Agreement, directly or indirectly, solicits, initiate or encourage discussions or negotiations with, provide any non-public information to, or enter into any agreement with, any third party concerning any tender offer, exchange offer, merger, consolidation, sale of a significant amount of assets, sale of securities, liquidation, dissolution or similar transactions involving MCT.

        5.4 EXHIBITS AND SCHEDULES. Prior to the Closing, MCT and E&J will supplement or amend the MCT Disclosure Schedule or E&J Disclosure Schedule, respectively, and Exhibits with respect to any matter thereafter arising which, if existing or occurring at or prior to the date hereof would have been required to be set forth or described in the MCT Disclosure Schedule or E&J Disclosure Schedule, respectively, or Exhibits or which is necessary to correct any information therein or in any representation and warranty of MCT or E&J, respectively, which has been rendered inaccurate thereby.

        5.5     FILINGS; CONSENTS; REMOVAL OF OBJECTIONS.   MCT, the MCT
Management Stockholders, E&J and Sub shall each use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transaction contemplated hereby, including, without limitation, obtaining all consents of any persons, whether private or governmental, required in connection with the consummation of the transaction contemplated hereby.

        5.6     FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

                (a) MCT, the MCT Management Stockholders, E&J and Sub shall each execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Exchange Agreement.

                (b) MCT and the MCT Management Stockholders shall cooperate with E&J and Sub to promptly develop plans for the management of the business of the Surviving Corporation after the Effective Date, including, without limitation, plans relating to sales, marketing, operations and productivity, and MCT shall further cooperate with E&J to provide for the implementation of such plans as soon as practicable following the Effective Date. Subject to applicable law, MCT shall confer on a regular and reasonable basis with one or more representatives of E&J to report on material operations matters and the general status of ongoing business activities.

                (c) At all times from the date hereof until the Closing Date, each party shall promptly notify the other party in writing of the occurrence of any event which it reasonably believes will or may result in the failure to satisfy the conditions specified in this Exchange Agreement or otherwise frustrate the purposes hereof.

        5.7 PUBLIC ANNOUNCEMENTS. None of the parties hereto shall make any public announcement with respect to the transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided however, that any party may make any announcements which are required by applicable law so long as it provides prior written notice to the other parties of such requirement.

        5.8 WORKING CAPITAL. From the date hereof, until the Closing Date or earlier termination date of this Exchange Agreement, E&J shall provide MCT with funds necessary to operate its business in the normal and ordinary course which amount shall not exceed $500,000 per month and $2,500,000 in the aggregate for the period ending March 31, 1994. Not more than ten business days prior to the first day of each month, MCT shall supply monthly budgets to E&J reasonably prepared and consistent with past practices and with the budgets dated September 30, 1993 which have been provided to E&J and shall also furnish monthly unaudited financial statements within 15 days of the end of each calendar month. After receiving and approving, which approval shall not be unreasonably withheld, such monthly budgets, E&J shall wire transfer the requisite funds to MCT in no event later than eight business days after receipt by E&J of the monthly budget. Within three business days from the date hereof, MCT shall provide E&J with a budget for the month of November 1993 and upon approval thereof, E&J shall wire transfer the requisite funds to MCT. The payment of any amounts from E&J to MCT pursuant to this Section 5.8 shall not be deemed to constitute a waiver of E&J of any breach by MCT or any of the MCT Management Stockholders of any representation, warranty, covenant or agreement contained in this Exchange Agreement or in any certificate or document delivered pursuant hereto. MCT and the MCT Management Stockholders covenant and agree to apply any funds advanced by E&J hereunder only substantially in accordance with the budgets submitted by MCT and approved by E&J. MCT shall grant E&J a security interest in the assets of MCT securing MCT's obligations to pay back the amounts advanced to MCT by E&J pursuant to this Section 5.8 which shall be senior in priority to the security interest granted to the holders of the Bridge Loans and shall execute and deliver to E&J a Uniform Commercial Code Financing Statement for filing in each state as E&J deems necessary; provided, however, that E&J shall concurrently execute and deliver to Cooley Godward Castro Huddleson & Tatum corresponding Uniform Commercial Code Financing Statement Changes (the 'Form UCC-2s') to be held in escrow for delivery to MCT upon the earlier of the repayment in full of all amounts advanced to MCT by E&J pursuant to this Section 5.8 and any interest due thereon or the termination of this Exchange Agreement except as set forth in Sections 7.3(a) and 7.3(b), in which case, the Form UCC-2s will be delivered only upon the repayment in full of all amounts advanced to MCT by E&J pursuant to this Section 5.8 and any interest due thereon as set forth therein.

     5.9 SECURITIES FILINGS. E&J shall also take any action necessary or required to be taken by it under the securities laws of any state or any other applicable securities laws in connection with the issuance of the Exchange Shares, prior to Closing.

     5.10 ASSUMPTION OF OPTIONS. E&J shall assume the Assumed Options pursuant to Section 2.3 herein. E&J agrees to duly and validly reserve a sufficient number of Shares of its capital stock for issuance upon exercise of the options assumed by E&J herein. E&J agrees that all issuances of stock upon exercise of assumed options shall be made pursuant to an offering registered under the Securities Act on Form S-8. Issuances of capital stock upon exercise of the Assumed Options shall not constitute a Dilutive Issuance under Section 2.4.

     5.11 CALIFORNIA SECURITIES LAW. E&J shall use its best efforts to prepare and file with the Commissioner all documentation required to be filed by it in order to obtain a permit qualifying the issuance of the Exchange Shares pursuant to Section 25121 of the California Securities Law as soon as practicable after the date of this Exchange Agreement.

     5.12 RECAPITALIZATION. E&J will use its best efforts to consummate the Recapitalization as soon as possible.

     5.13 REGISTRATION RIGHTS. If, prior to March 31, 1994, holders of a majority of the Exchange Shares shall so request, E&J shall effect a registration of the Exchange Shares pursuant to the Securities Act of 1933, as amended, as soon as practicable after such request.

     5.14 LISTING OF EXCHANGE SHARES. E&J shall use its best efforts to list the Exchange Shares on the American Stock Exchange or other applicable stock exchange.

     5.15 ASSUMPTION OF LIABILITIES. As of the Closing Date, E&J shall assume all of the debts, liabilities, obligations, restrictions, disabilities, penalties and duties of MCT, including, without limitation, all fees and expenses incurred by MCT in connection with the transactions contemplated herein, except for any fees and expenses incurred by MCT in connection with the transactions contemplated hereunder which exceed an aggregate amount of $500,000 and outstanding promissory notes of MCT in the aggregate principal amount of $1,450,000 and interest thereon.

6. CONDITIONS PRECEDENT.

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligation of each party to consummate the transactions contemplated by this Exchange Agreement and the Merger Agreement shall be subject to satisfaction or waiver on or prior to the Closing Date of the following conditions:

           (a) GOVERNMENT APPROVALS. All authorizations, consents, orders and approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Exchange Agreement including, but not limited to, such requirements under applicable state securities laws, shall have been filed, occurred or been obtained.

           (b) STATUTES. No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency that would make the consummation of the Merger illegal.

           (c) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition of such an order or injunction, shall be pending that, in the good faith judgment of MCT's, E&J's or Sub's Boards of Directors (acting on the advice of their respective counsel) has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each of MCT, E&J and Sub agree to use its reasonable best efforts to have any such injunction lifted.

           (d) PERMIT. A permit qualifying the issuance of the Exchange Shares shall have been issued by the Commissioner in accordance with the California Securities Law and such permit shall have been obtained after and as a result of a fairness hearing held before the Commissioner under the authority granted by Sections 25121 and 25142 of the California Securities Law.

     6.2 CONDITIONS TO E&J'S AND SUB'S OBLIGATION TO EFFECT THE MERGER. The obligations of E&J and Sub to consummate the transactions contemplated by this Exchange Agreement and the Merger Agreement shall be, at E&J's and Sub's election, subject to satisfaction or waiver on or prior to the Closing Date, of the following conditions:

          (a) REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MCT. All representations and warranties made herein by MCT and the MCT Management Stockholders shall be true as of the date of this Exchange Agreement and as of the date of the Closing Date as though made on and as of the Closing Date; MCT and the MCT Management Stockholders shall have performed all obligations and agreements undertaken by it herein or in the Merger Agreement to be performed at or prior to the Closing; and E&J and Sub shall have received a certificate signed by the Chief Executive Officer of MCT and each of the MCT Management Stockholders evidencing compliance with the conditions set forth in this
Section 6.2(a).

          (b) GOOD STANDING. On or prior to the Effective Date, MCT shall have delivered to E&J and Sub certificates issued by the Secretary of State of the State of California evidencing the corporate good standing of MCT in California as of a date not more than ten days prior to the Effective Date.

          (c) LEGAL OPINION OF COUNSEL. E&J and Sub shall have received at the Closing the opinion of Cooley Godward Castro Huddleson & Tatum, counsel to MCT, in form and substance satisfactory to E&J, Sub and their legal counsel, substantially in the form of Exhibit 6.2(c) hereto.

          (d) EMPLOYEE AGREEMENTS. The employees of MCT listed on Exhibit 6.2(d)A shall have entered into Employment Agreements in the form attached as
Exhibit 6.2(d)B hereto.

          (e) DISSENTING SHARES. The number of Dissenting Shares shall not exceed 1,360,000 shares.

          (f) BRIDGE LOANS. The holders of the Bridge Loans and MCT shall have agreed to fully satisfy the Bridge Loans as set forth in 5.1(g) above.

          (g) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance satisfactory to E&J, Sub and their counsel, and E&J and Sub shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

          (h) ABSENCE OF MATERIAL ADVERSE CHANGES. During the period from the date hereof to the Closing Date, there shall not have been any material adverse change in the assets, business, financial condition or results of operations of MCT, nor shall there have occurred any event of development which could reasonably be foreseen to result in such a material adverse change in the future.

          (i) NO ACTIONS. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted by any person or entity or threatened by any governmental agency which, in either such case, in the good faith judgment of E&J's and Sub's Boards of Directors (acting upon advice of its outside legal counsel) has a reasonable probability of resulting in an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Exchange Agreement.

        (j) STOCKHOLDERS' AGREEMENT.   The MCT Management Stockholders
shall have entered into the Stockholders' Agreement in the form attached hereto as Exhibit 6.3(e).

     6.3 CONDITIONS TO MCT'S AND THE MCT MANAGEMENT STOCKHOLDERS OBLIGATION TO EFFECT THE MERGER. The obligation of MCT and the MCT Management Stockholders to consummate the transactions contemplated this Exchange Agreement and the Merger Agreement are, at MCT's and the MCT Management Stockholders' election, subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

        (a)  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF E&J AND SUB.
All representations and warranties made herein by E&J and Sub shall be true as of the date of this Exchange Agreement and as of the date of the Closing Date as though made on and as of the Closing Date; E&J and Sub shall have performed all obligations and agreements undertaken by it herein or in the Merger Agreement to be performed at or prior to the Closing; and MCT shall have received a certificate signed by the Chief Executive Officers of E&J and Sub evidencing compliance with the conditions set forth in this Section 6.3(a).

        (b) BOARD OF DIRECTORS. The Board of Directors of E&J will consist of Bevil J. Hogg, Charles D. Yie, to the extent such individuals are willing to so serve and not more than 13 additional person and E&J shall at each stockholders' meeting through July 1995 at which members of the Board of Directors of E&J are elected continue to nominate the two nominees of MCT designated by the holders of at least a majority of the Exchange Shares.

        (c) RECAPITALIZATION. The Recapitalization shall have been consummated. The shareholders of MCT may waive this condition to closing if they are fully satisfied that all of the remaining conditions to the Merger have been satisfied or waived and that any risks related to the Recapitialization have been eliminated or adequately protected against or suitable guarantees have been provided relating thereto and if the shareholders of MCT will own at least that number of Exchange Shares provided for in Section
2.2 herein following the consummation of the Recapitialization.

        (d) STOCKHOLDERS' AGREEMENT. BIL and its affiliates and E&J shall have entered into the Stockholders' Agreement in the form attached hereto as
Exhibit 6.3(e).

        (e) OPINION OF COUNSEL. MCT shall have received at the Closing the opinion of Joseph A. Newcomb, Esq., counsel to E&J and Sub, in form and substance satisfactory to MCT and its legal counsel, in the form of Exhibit 6.3(f) hereto.

        (f) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance satisfactory to MCT and its counsel, and MCT shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

           (g) NO ACTIONS. Consummation of the transactions contemplated by this Exchange Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted by any person or entity or threatened by any governmental agency which, in either such case, in the good faith judgment of MCT's Board of Directors (acting upon advice of its outside legal counsel) has a reasonable probability of resulting in an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Exchange Agreement.

           (h) ABSENCE OF MATERIAL ADVERSE CHANGES. During the period from the date hereof to the Closing Date, there shall not have been any material adverse change in the assets, business, financial condition or results of operations of E&J or Sub, nor shall there have occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future.

7.  TERMINATION, AMENDMENT AND WAIVER.

        7.1 TERMINATION AND ABANDONMENT. This Exchange Agreement may be terminated and abandoned before the Effective Date, notwithstanding authorization and adoption of this Exchange Agreement by the Boards of Directors of MCT, E&J and Sub and the stockholders of MCT, without liability or restriction on the future activities of any party hereto except as set forth in
Section 7.3 herein:

           (a) by the mutual written consent of MCT, all of the MCT Management Stockholders, E&J and Sub;

           (b) by either MCT, the MCT Management Stockholders or E&J if there has been a material breach of any representation, warranty, covenant or agreement contained in this Exchange Agreement on the part of any other party set forth in this Exchange Agreement and such breach of a covenant or agreement has not been promptly cured;

           (c) by either MCT, the MCT Management Stockholders or E&J if the Merger shall not have been consummated before the earlier of 15 business days after the consummation of the Recapitalization or March 31, 1994;

           (d) by either MCT, the MCT Management Stockholders or E&J if (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; and

           (e) by either MCT, the MCT Management Stockholders or E&J if any required approval of the stockholders of MCT shall not have been obtained.

        7.2 PROMPT NOTICE. In the event of termination and abandonment by any party as above provided in Section 7.1, prompt written notice shall be given to the other party.

     7.3 EFFECT OF TERMINATION. If this Exchange Agreement is terminated pursuant to Section 7.1 hereof, no party shall have any further liability to any other party hereunder; provided, however, that:

        (a) if such termination is by E&J pursuant to Section 7.1(b) herein as a result of a material breach by either MCT or the MCT Management Stockholders of its or their representations, warranties, covenants or agreements hereunder, or the material failure of MCT or the MCT Management Stockholders to use its or their best efforts to satisfy the conditions set forth in Section 6 herein, or pursuant to Section 7.1(c) herein as a result of a failure to satisfy the conditions set forth in Sections 6.1(c), 6.2(i) or 6.3(g), inasmuch as such Sections apply to MCT, or pursuant to Section 7.1(e) herein as a result of a failure to obtain the required approval of the MCT stockholders, then MCT shall be obligated to return the aggregate amount received by MCT from E&J pursuant to Section 5.8 herein (the "Working Capital Amount") plus interest on the Working Capital Amount at a rate of 10% per annum from the date MCT receives written notice of such termination by E&J (the "Termination Date") (i) if the Working Capital Amount is an amount less than $500,000, within the period six months from the Termination Date, (ii) if the Working Capital Amount is an amount greater than or equal to $500,000 but less than $1,000,000, within the period nine months from the Termination Date, and (iii) if the Working Capital Amount is an amount greater than or equal to $1,000,000, within the period of twelve months from the Termination Date;

       (b) if such termination is by E&J pursuant to Section 7.1(d) herein, then MCT shall be obligated to return the Working Capital Amount (i) if the Working Capital Amount is an amount less than $500,000, within the period twelve months from the Termination Date, (ii) if the Working Capital Amount is an amount greater than or equal to $500,000 but less than $1,000,000, within the period 18 months from the Termination Date, and (iii) if the Working Capital Amount is an amount greater than or equal to $1,000,000, within the period 24 months from the Termination Date; and

        (c) notwithstanding anything herein to the contrary, MCT hereby acknowledges and affirms its obligation to repay the principal amount of $500,000 to E&J on September 30, 1994 pursuant to that certain promissory note dated October 1, 1993.

     7.4 AMENDMENT. This Exchange Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of MCT, but, after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Exchange Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.5 EXTENSION; WAIVER. At any time prior to the Effective Date, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

8.      SURVIVAL; INDEMNIFICATION.

        8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty contained in this Exchange Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing Date; provided that the representations and warranties of the MCT Management Stockholders, MCT and E&J contained in this Exchange Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing Date only for a period ending on March 31, 1995.

        8.2     INDEMNITY.

                (a) After the Closing Date, each of the MCT Management Stockholders, separately, shall indemnify and hold E&J and Sub harmless to the extent provided in this Article 8, from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) resulting from or arising out of (a) any breach of any representation or warranty of the MCT Management Stockholders contained in this Exchange Agreement or in any certificate or document delivered pursuant hereto, (b) the non-performance, partial or total, of any covenant or agreement of the MCT Management Stockholders contained in or contemplated by this Exchange Agreement and (c) any written claim made prior to March 31, 1995 arising from or related to any products manufactured by MCT prior to the Closing Date (collectively the "E&J Losses"). Any indemnification due pursuant to this Section 8 shall be payable by cash or shares of Common Stock of E&J at the option of the MCT Management Stockholders. Any share of Common Stock of E&J delivered by the MCT Management Stockholders in satisfaction of an indemnification made pursuant to this Section 8.2 shall be deemed to have the value of one
Exchange Share as valued pursuant to Exhibit 2.2.

                (b) After the Closing Date, E&J and Sub shall indemnify and hold the MCT Stockholders harmless to the extent provided in this Article 8, from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees) resulting form or arising out of (a) any breach of any representation or warranty of BIL contained in this Agreement or in any certificate or document delivered pursuant hereto, (b) the non-performance, partial or total, of any covenant or agreement of the BIL contained in or contemplated by this Exchange Agreement and (c) any written claim made prior to March 31, 1995 arising from or related to any products manufactured by E&J prior to the Closing Date (collecively the "MCT Losses"). Any indemnification due pursuant to this Section 8 shall be payable by cash or shares of Common Stock of E&J at the option of E&J. Any share of Common Stock of E&J delivered by E&J in satisfaction of an indemnification made pursuant to this Section 8.2 shall be deemed to have the value of the closing price on the date of delivery as reported on the American Stock Exchange.

        8.3   LIMITATION OR INDEMNIFICATION.

              (a) No party shall be entitled to make any claim for indemnification under this Article 8, with respect to any breach of any particular representation or warranty contained herein, after the date on which such representation or warranty ceases to survive pursuant to Section 8.1 herein; provided, however, that, if prior to the close of business on the date any representation or warranty ceases to survive, the indemnifying party shall have received written notification of a claim for indemnity hereunder specifying in reasonable detail the basis of any claim, and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue as a basis for indemnity until it is finally resolved or disposed of, subject to applicable statutes of limitation.

              (b) The aggregate liability of each of the MCT Management Stockholders to E&J and Sub shall be limited to their pro rata portion, based upon the number of Exchange Shares received by each such MCT Management Stockholder, of $750,000.

              (c) The aggregate liability of E&J and Sub to the MCT Stockholders shall be limited to $750,000.

              (d) None of the MCT Management Stockholders shall be obligated to indemnify E&J and Sub until the amount of all E&J Losses incurred by E&J and Sub exceeds $100,000 at which time the MCT Management Stockholders shall indemnify E&J and Sub with respect to all E&J Losses theretofore or thereafter incurred by E&J and Sub, subject to the limitations set forth in this
Section 8.

              (e) E&J and Sub shall not be obligated to indemnify the MCT Stockholders until the amount of all MCT Losses incurred by the MCT Stockholders exceeds $100,000, at which time E&J and Sub shall indemnify the MCT Stockholders with respect to all MCT Losses theretofore or thereafter incurred by the MCT Stockholders, subject to the limitations set forth in this
Section 8.

        8.4     BIL GUARANTY.   BIL hereby unconditionally, absolutely and
irrevocably guarantees to the MCT Stockholders the prompt and complete payment of any indemnification due to the MCT Stockholders from E&J and Sub for any MCT Losses.

        8.5 THIRD PARTY CLAIMS. If a claim by a third party is made against an indemnified party, and if such party intends to seek indemnity with respect thereto under this Section 8, the indemnified party shall promptly (and in any case within 30 days of such claim being made and within the period provided in
Section 8.3, if applicable) notify the indemnifying party of such claim. The indemnifying party shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and added expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; provided that (a) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided the fees and expenses of such counsel shall be borne by the indemnified party and (b) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expenses incurred by the indemnified party except for the fees and expenses of counsel pursuant to clause (a) above and subject to Section 8.2 above. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. If the indemnifying party does not notify the indemnified party within thirty (30) days after the receipt of the indemnified party's notice of claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense of the indemnifying party.

9.  GENERAL PROVISIONS.

     9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or delivery by an express courier service (such as Federal Express or Network Courier Service), or on the third day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, postage prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  if to E&J or Sub to:

              Everest & Jennings International Ltd.
              1100 Corporate Square Drive
              St. Louis, MO 63132
              Attn: President and Chief Executive Officer

              with a copy to:

              Ziercher & Hocker, P.C.
              231 South Bemiston Avenue, 8th Floor
              St. Louis, MO 63105
              Attn: Steven W. Koslovsky, Esq.

         (b)  if to MCT to:

              Medical Composite Technology, Inc.
              2880 Research Park Drive
              Suite 100
              Soquel, CA 95073
              Attn: Bevil J. Hogg

              with a copy to:

              Cooley Godward Castro Huddleson & Tatum
              Five Palo Alto Square, Fourth Floor
              Palo Alto, CA 94306
              Attn: Andrei M. Manoliu, Esq.

          (c)  if to BIL to:

               BIL (Far East Holdings) Limited
               c/o BIL (U.S.A.) Inc.
               7825 Fay Avenue, Suite 380
               La Jolla, CA 92037
               Attn: Robert G. Sutherland

          (d)  if to the MCT Management Stockholders, to:

               MCT Management Stockholders
               c/o Ampersand Ventures
               55 William Street, Suite 240
               Wellesley, MA 02181
               Attn: Charles D. Yie

(the 'Stockholder Representative'); provided that, the Stockholder Representative shall only be obligated to deliver such notices to the MCT Management Stockholders and any of their successors or assigns to the addresses set forth in Exhibit A.

     9.2  INTERPRETATION. When a reference is made in this Exchange
Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words 'include' 'includes,' and 'including' when used herein shall be deemed in each case to be followed by the words 'without limitation.' The table of contents and headings contained in this Exchange Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Exchange Agreement. Unless otherwise provided, any reference in this Exchange Agreement to an event, change or effect being 'material' with respect to any corporate entity means an event, change or effect material to the financial condition, results of operations, assets or business of such corporate entity.

     9.3 COUNTERPARTS. This Exchange Agreement may be executed in one or more counterparts, both of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 MISCELLANEOUS. This Exchange Agreement and the documents and instruments and other agreements among the parties hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; except for the Mutual Nondisclosure Agreement dated May 12, 1993 between MCT and E&J which shall continue in full force and effect until the Closing and shall survive any termination of this Exchange Agreement; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     9.5 GOVERNING LAW. This Exchange Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

     9.6 EXPENSES. Each of the parties shall bear its own costs and expenses related to this Exchange Agreement and the transactions contemplated hereunder, including without limitation fees and expenses of legal counsel, accountants, consultants, or other representatives, except that any fees and expenses incurred by MCT in connection with the transactions contemplated hereunder which exceed an aggregate amount of $500,000 shall be paid by the shareholders of MCT.

     9.7 ATTORNEY'S FEES. In any action at law or suit in equity to enforce this Exchange Agreement or the rights of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorney's fees and all other reasonable costs and expenses incurred in such action or suit.

     9.8 ASSIGNABILITY. This Exchange Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors; provided, however, that this Exchange Agreement may not be assigned by any party without the prior written consent of the other party, and any attempted assignment without such consent shall be void and of no effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                  EVEREST & JENNINGS INTERNATIONAL LTD.

                                  By:  /s/ C. Richard Piazza

                                  Title:  President & CEO

                                  MEDICAL COMPOSITE TECHNOLOGY, INC.

                                  By:

                                  Title:

                                  MCT ACQUISITION CORP.

                                  By:  /s/ Joseph A. Newcomb

                                  Title:  Vice President

                                  BIL (FAR EAST HOLDINGS) LIMITED

                                  By:  /s/ Robert G. Sutherland

                                  Title:  Director

                                  MCT MANAGEMENT STOCKHOLDERS


                                                   (Name)


                                  By:

                                  Title:

                                  Address:

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                         EVEREST & JENNINGS INTERNATIONAL LTD.

                         By:

                         Title:

                         MEDICAL COMPOSITE TECHNOLOGY, INC.

                         By:  /s/ Bevil J. Hogg

                         Title: CEO


                         MCT ACQUISITION CORP.

                         By:

                         Title:

                         BIL (FAR EAST HOLDINGS) LIMITED

                         By:

                         Title:

                         MCT MANAGEMENT STOCKHOLDERS


                                       (Name)

                         By:  /s/ Bevil J. Hogg

                         Title: CEO

                         Address: 215 Ross St
                                  Santa Cruz
                                  CA 95000

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                         EVEREST & JENNINGS INTERNATIONAL LTD.

                         By:

                         Title:

                         MEDICAL COMPOSITE TECHNOLOGY, INC.

                         By:  /s/ Bevil J. Hogg

                         Title: CEO


                         MCT ACQUISITION CORP.

                         By:

                         Title:

                         BIL (FAR EAST HOLDINGS) LIMITED

                         By:

                         Title:

                         MCT MANAGEMENT STOCKHOLDERS

                         Robert W. Lishman
                                       (Name)

                         By:  /s/ Robert W. Lishman

                         Title:
                         Address: c/o Medical Composite
                                  Technology, Inc.
                                  2880 Research Park Drive,
                                  Ste 100
                                  Soquel, California 95073

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                         EVEREST & JENNINGS INTERNATIONAL LTD.

                         By:

                         Title:

                         MEDICAL COMPOSITE TECHNOLOGY, INC.

                         By:  /s/ Bevil J. Hogg

                         Title: CEO

                         MCT ACQUISITION CORP.

                         By:

                         Title:

                         BIL (FAR EAST HOLDINGS) LIMITED

                         By:

                         Title:

                         MCT MANAGEMENT STOCKHOLDERS

                         Thomas E. French
                                       (Name)

                         By:  /s/ Thomas E. French

                         Title:

                         Address: 716 Walnut Ave.
                                  Santa Cruz, CA 95060

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    EVEREST & JENNINGS INTERNATIONAL LTD.

                                    By:

                                    Title:

                                    MEDICAL COMPOSITE TECHNOLOGY, INC.


                                    By:

                                    Title:

                                    MCT ACQUISITION CORP.


                                    By:

                                    Title:

                                    BIL (FAR EAST HOLDINGS) LIMITED


                                    By:

                                    Title:

                                    MCT MANAGEMENT STOCKHOLDERS

                                    For:  AMPERSAND SPECIALTY MATERIALS
                                          VENTURES LIMITED PARTNERSHIP
                                    By:   ASMV Management Company Limited
                                          Partnership


                                    By: /s/ Charles D. Yie

                                    Title: General Partner

                                    Address: Ampersand Ventures

                                             55 William Street, Suite 240

                                             Wellesley, MA 02181

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                         EVEREST & JENNINGS INTERNATIONAL LTD.

                         By:

                         Title:

                         MEDICAL COMPOSITE TECHNOLOGY, INC.

                         By:

                         Title:

                         MCT ACQUISITION CORP.

                         By:

                         Title:

                         BIL (FAR EAST HOLDINGS) LIMITED

                         By:

                         Title:

                         MCT MANAGEMENT STOCKHOLDERS

                         TECHNOLOGY FUNDING PARTNERS III, L.P.
                         a Delaware limited partnership
                         By: Technology Funding Inc.
                         Managing General Partner

                         By: /s/ Peter F. Bernardoni

                         Title:  Vice President

                         Address: 2000 Alameda de las Pulgas
                                  San Mateo, California 94403

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                         EVEREST & JENNINGS INTERNATIONAL LTD.

                         By:
                         Title:

                         MEDICAL COMPOSITE TECHNOLOGY, INC.

                         By:
                         Title:

                         MCT ACQUISITION CORP.

                         By:
                         Title:

                         BIL (FAR EAST HOLDINGS) LIMITED

                         By:
                         Title:

                         MCT MANAGEMENT STOCKHOLDERS

                         TECHNOLOGY FUNDING VENTURE PARTNERS IV,
                         AN AGGRESSIVE GROWTH FUND, L.P.,
                         a Delaware limited partnership
                         By: Technology Funding Inc.
                         Managing General Partner

                         By: /s/ Peter F. Bernardoni

                         Title: Vice President


                         Address: 2000 Alameda de las Pulgas

                                  San Mateo, California 94403

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                         EVEREST & JENNINGS INTERNATIONAL LTD.

                         By:
                         Title:

                         MEDICAL COMPOSITE TECHNOLOGY, INC.

                         By:
                         Title:

                         MCT ACQUISITION CORP.

                         By:
                         Title:

                         BIL (FAR EAST HOLDINGS) LIMITED

                         By:
                         Title:

                         MCT MANAGEMENT STOCKHOLDERS

                         TECHNOLOGY FUNDING VENTURE PARTNERS V,
                         AN AGGRESSIVE GROWTH FUND, L.P.,
                         a Delaware limited partnership
                         By: Technology Funding Inc.
                         Managing General Partner

                         By: /s/ Peter F. Bernardoni
                         Title: Vice President

                         Address: 2000 Alameda de las Pulgas

                                  San Mateo, California 94403

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                         EVEREST & JENNINGS INTERNATIONAL LTD.

                         By:
                         Title:

                         MEDICAL COMPOSITE TECHNOLOGY, INC.

                         By:
                         Title:

                         MCT ACQUISITION CORP.

                         By:
                         Title:

                         BIL (FAR EAST HOLDINGS) LIMITED

                         By:
                         Title:

                         MCT MANAGEMENT STOCKHOLDERS

                         SANDERLING BIOMEDICAL,L.P.

                         By: /s/ Frederick A. Middleton
                         Title:   General Partner

                         Address: 2730 Sand Hill Road, Suite 200

                                  Menlo Park, California 94025

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                         EVEREST & JENNINGS INTERNATIONAL LTD.

                         By:
                         Title:

                         MEDICAL COMPOSITE TECHNOLOGY, INC.

                         By:
                         Title:

                         MCT ACQUISITION CORP.

                         By:
                         Title:

                         BIL (FAR EAST HOLDINGS) LIMITED

                         By:
                         Title:

                         MCT MANAGEMENT STOCKHOLDERS

                         SANDERLING VENTURES LIMITED,L.P.

                         By: /s/ Frederick A. Middleton
                         Title:   General Partner

                         Address: 2730 Sand Hill Road, Suite 200

                                  Menlo Park, California 94025

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                         EVEREST & JENNINGS INTERNATIONAL LTD.

                         By:
                         Title:

                         MEDICAL COMPOSITE TECHNOLOGY, INC.

                         By:
                         Title:

                         MCT ACQUISITION CORP.

                         By:
                         Title:

                         BIL (FAR EAST HOLDINGS) LIMITED

                         By:
                         Title:

                         MCT MANAGEMENT STOCKHOLDERS

                         SANDERLING VENTURE PARTNERS II, L.P.

                         By: /s/ Frederick A. Middleton
                         Title: General Partner

                         Address: 2730 Sand Hill Road, Suite 200

                                  Menlo Park, California 94025